Exhibit 32.2

Certification of Chief Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I,  Jason Fine, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the quarterly period ended September 30, 2010 of Ecologix Resource Group, Inc. fully complies  with the requirements of Section 13(a) or 15(d) of  the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tremont Fair, Inc.

Date:  November 22, 2010

By:   /s/ Jason Fine
Jason Fine
Chief Financial Officer